PRICING SUPPLEMENT NO. 90                                      Rule 424 (b)(3)
DATED: May 13, 1998                                        File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)

                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:               Floating Rate Notes   Book Entry Notes
$25,000,000                     [x]                   [x]

Original Issue Date:            Fixed Rate Notes      Certificated Notes
May 15, 1998                    [_]                   [_]


Maturity Date:                  CUSIP#: 073928 CA 9
May 14, 1999

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:



                                      Optional          Optional
                     Redemption       Repayment         Repayment
Redeemable On        Price(s)         Date(s)           Price(s)
-------------        ----------       ----------        ----------

N/A                  N/A              N/A               N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]         Commercial Paper Rate         Minimum Interest Rate: N/A

[_]         Federal Funds Rate            Interest Reset Date(s): *

[_]         Treasury Rate                 Interest Reset Period: Monthly

[_]         LIBOR Reuters                 Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                    Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: 5.62625%

Index Maturity:  One Month

Spread (plus or minus): -0.03%
-----------------------------

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*        The 14th of each month.

**       The 14th of each month.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.